UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 29, 1995

                        United States Surgical Corporation
              (Exact name of registrant as specified in its charter)

      Delaware                      1-9776                  13-2518270
(State or other jurisdiction   (Commission File        (I.R.S. Employer
of incorporation)               Number)                Identification Number)

                       150 Glover Avenue, Norwalk, CT 06856
                     (Address of principal executive offices)

                                  (203) 845-1000
               (Registrant's telephone number, including area code)




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Item 2.     Acquisition or Disposition of Assets

      On September 29, 1995, Auto Suture Japan Inc., a wholly owned subsidiary of the Company, completed the final closing of the acquisition of certain assets of Century Medical, Inc. ("CMI"). These assets consist of a laparoscopic training center, inventory and other assets. CMI is a wholly owned subsidiary of ITOCHU Corporation and prior to closing was the distributor of the Company's products in Japan. The assets acquired were used by CMI in the conduct of sales of the Company's products in Japan and will be continued to be used by Auto Suture Japan Inc. for such purpose. The Company paid approximately $61 million for the assets in a cash transaction, with a $12 million initial payment during 1995 and with the balance to be paid over seven years, interest free. The initial cash payment was funded by cash from the Company's operations; the balance of the payments are expected to be made out of cash flow from operations of Auto Suture Japan Inc. The amount of consideration was determined by reference to a formula in the agreement establishing the distributorship which gave the Company an option to purchase the assets on a predetermined basis.

      Closing of the transaction was originally expected to occur during the first quarter of 1995, but was voluntarily postponed by the Company pending a governmental investigation into CMI's operations unrelated to the sale of the Company's products. In connection with postponing final closing, an interim agency agreement was entered, pursuant to which the Company, effective as of April 1, 1995, assumed the risks and rewards of selling its products to third parties in Japan. As of that date, the Company began recognizing CMI's revenues and selling expenses in the Company's consolidated financial statements relative to the sale of the Company's products in Japan.

      Auto Suture Japan Inc. will have a fiscal year end of November 30, the same year end as all other of the Company's international subsidiaries. As a result, Auto Suture Japan's fourth quarter will be only two months in duration and sales for that period will be approximately $8-10 million less than a full quarter.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired.

      An audited income statement related to the sales of the Company's products by CMI, for CMI's fiscal year ended March 31, 1995, was filed by the Company with its Form 8-K Report filed on July 10, 1995, in connection with the interim agreement. No audited balance sheet has been or will be prepared and filed since it is not possible to develop an audited balance sheet that relates solely to the distribution network of CMI for the Company's products.

      (b)   Pro Forma Financial Information.

      It is impractical to provide the pro forma financial information required for the period ending September 30, 1995 pursuant to Article II of Regulation S-X at the time of this report since the results for the period have not been determined. The pro forma financial statements will be filed as an amendment to this Form 8-K Report not later than November, 1995. Unaudited pro forma financial information relating to the acquisition and for the periods ending December 31, 1994 and March 31, 1995, was filed with the Company's Form 8-K Report filed on July 10, 1995.


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                                    SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNITED STATES SURGICAL CORPORATION


Date:  October 13, 1995             By:   /s/ Howard M. Rosenkrantz
                                          Howard M. Rosenkrantz
                                          Senior Vice President, Finance and
                                          Chief Financial Officer
                                          (Principal Financial Officer)